                                                                     EXHIBIT 4.2

                            SECURITYHOLDERS AGREEMENT

                                   DATED AS OF

                                  JULY 31, 2000

                                      AMONG

                     ACCENT SEMICONDUCTOR TECHNOLOGIES, INC.

                                  JFI II, L.P.,
                                 PETER M. JOOST
                                 BRUCE C. RHINE
                                 MARTHA H. RHINE
                             DAVID JOHNSON, TRUSTEE,
                         THE RHINE 2000 CHILDREN'S TRUST
                               DATED JUNE 12, 2000
                           BIO-RAD LABORATORIES, INC.

                                    CONTENTS

ARTICLE I     DEFINITIONS................................................................     2
    Section 1.1     Definitions..........................................................     2

ARTICLE II    RESTRICTIONS ON TRANSFERS..................................................    10
    Section 2.1     In General...........................................................    10
    Section 2.2     Additional Restrictions..............................................    12

ARTICLE III   ADDITIONAL RIGHTS AND OBLIGATIONS OF SECURITYHOLDERS AND THE COMPANY.......    12
    Section 3.1     Obligation to Sell Securities; Rights of Inclusion...................    12
    Section 3.2     Right of First Offer.................................................    17
    Section 3.3     Founders' Purchase Option............................................    18
    Section 3.4     Registration Rights..................................................    19
    Section 3.5     Action by Founders...................................................    19
    Section 3.6     Financial and Other Information......................................    20

ARTICLE IV    ISSUANCE OF ADDITIONAL SECURITIES..........................................    21
    Section 4.1     Rights Upon Issuance of Additional Securities........................    21
    Section 4.2     Issuance Notice......................................................    22
    Section 4.3     Response Notice......................................................    22
    Section 4.4     Revised Issuance Notice..............................................    22
    Section 4.5     Pro Rata Share.......................................................    22
    Section 4.6     Approval by Bio-Rad..................................................    23
    Section 4.7     Bio-Rad Dilution.....................................................    23

ARTICLE V     TERMINATION................................................................    24
    Section 5.1     Termination..........................................................    24

ARTICLE VI    OTHER MATTERS..............................................................    24
    Section 6.1     Board Composition....................................................    24
    Section 6.2     Remedies.............................................................    27
    Section 6.3     Rights and Obligations of Transferees; New Issuances.................    27
    Section 6.4     Spousal Consent......................................................    29
    Section 6.5     Successors and Assigns...............................................    29
    Section 6.6     No Waivers; Amendments...............................................    29
    Section 6.7     Notices..............................................................    30
    Section 6.8     Inspection...........................................................    31
    Section 5.9     Governing Law........................................................    31
    Section 6.10    Captions.............................................................    32

                                                                          PAGE i

    Section 6.11    Entire Agreement.....................................................    32
    Section 6.12    Severability.........................................................    33
    Section 6.13    Counterparts.........................................................    33
    Section 6.14    Waiver Of Jury Trial.................................................    33
    Section 6.15    Further Assurances...................................................    33

    Schedule I      Initial Additional Securityholders
    Schedule II     Initial Management Securityholders
    Schedule III    Registration Rights

                                                                         PAGE ii

                            SECURITYHOLDERS AGREEMENT

         This SECURITYHOLDERS AGREEMENT is dated as of July 31, 2000, and entered into by and among ACCENT SEMICONDUCTOR TECHNOLOGIES, INC., a Delaware corporation (the "Company"), JFI II, L.P., a Texas limited partnership ("JFI II"), PETER M. JOOST, an individual ("Joost"), BRUCE C. RHINE AND MARTHA H. RHINE, AS JOINT TENANTS WITH A RIGHT OF SURVIVORSHIP ("Rhine"), DAVID JOHNSON, TRUSTEE, THE RHINE 2000 CHILDREN'S TRUST DATED JUNE 12, 2000 ("Rhine Trust" and, together with JFI II, Joost and Rhine, the "Founders"), BIO-RAD LABORATORIES, INC. ("Bio-Rad"), the entities listed on Schedule I annexed hereto (together with Bio-Rad, the "Initial Additional Securityholders" arid, together with the Subsequent Additional Securityholders (as hereinafter defined), the "Additional Securityholders"), and the individuals listed on Schedule II annexed hereto (the "Initial Management Securityholders" and, together with the Additional Management Securityholders (as hereinafter defined), the "Management Securityholders"). Each of the Company, the Founders, the Initial Additional Securityholders, the Initial Management Securityholders and any other Person who shall become a party to or agree to be bound by (or otherwise become bound by) the terms of this Agreement after the date hereof is sometimes hereinafter referred to as a "Securityholder."

                                   WITNESSETH:

         WHEREAS, the authorized capitalization of the Company is (x) 400,000 shares of Common Stock, par value $0.01 per share (the "Common Stock") and (y) 9,550 shares of Series A Preferred Stock, par value $0.01 per share (the "Preferred Stock"; the Preferred Stock and Common Stock are collectively referred therein as the "Stock"; provided that, reasonably promptly after the date hereof, the Company shall amend its Articles of Incorporation to increase the authorized capitalization of the Company to be (x) 1,400,000 shares of Common Stock and (y) 9,550 shares of Preferred Stock;

         WHEREAS, the Company has entered into a Transaction Agreement dated as of June 29, 2000 (the "Transaction Agreement"), pursuant to which the Company has purchased (itself and/or through one or more of its wholly owned subsidiaries) certain assets and assumed certain liabilities of Bio-Rad, Sandia Systems, Inc., Bio-Rad Micromeasurements Limited and Bio-Rad Microscience Limited, as provided therein (the "Transaction");

         WHEREAS, (x) in connection with the Transaction, shares of Common Stock were issued by the Company to Bio-Rad and (y) on the date hereof Bio-Rad owns

21,951 shares of Common Stock (of which 3,659 shares of Common Stock constitute the Optioned Securities (as hereinafter defined));

         WHEREAS, on the date hereof (w) JFI II owns 37,630 shares of Common Stock, Joost owns 5,024 shares of Common Stock, (x) Rhine owns 29,479 shares of Common Stock and (y) Rhine Trust owns 13,175 shares of Common Stock;

         WHEREAS, on the date hereof (w) JFI II owns 3,593.70 shares of Preferred Stock, (x) Joost owns 479.76 shares of Preferred Stock, (y) Rhine owns 2,815.21 shares of Preferred Stock and (z) Rhine Trust owns 1,258.25 shares of Preferred Stock;

         WHEREAS, each of the Initial Additional Securityholders owns the shares of Common Stock and the shares of Preferred Stock set forth next to such Initial Additional Securityholder's name on Schedule I annexed hereto; and

         WHEREAS, the parties hereto desire to set forth certain rights and obligations relating to their ownership of Securities.

         NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I DEFINITIONS

         SECTION 1.1 DEFINITIONS

         As used in this Agreement, the following terms have the following meanings:

         "Additional Management Securityholders" means any member of management of the Company or any of its subsidiaries to whom Securities are issued after the date hereof who shall become a party to or agree to be bound by (or otherwise become bound by) the terms of this Agreement after the date hereof.

         "Additional Securities" means all Securities which are issued by the Company at any time, other than (i) the Securities issued and outstanding on the date hereof, (ii) any Securities issued to all of the holders of Securities then outstanding on a proportionate basis, (iii) any Securities issued to one or more employees of the Company pursuant to and in accordance with any employee benefit plan, agreement or arrangement that has been approved by the Board, (iv) any Securities that are issued in connection with the acquisition by the Company or a subsidiary of the Company of any business (whether by acquisition of stock or assets) or any assets, (v) any Securities issued to any lender or other Person providing debt financing to the Company in a bona fide financing transaction approved by the Board, (vi) any Securities issued upon exercise, conversion or exchange of any other Securities, (vii) any Securities issued to a Person whose participation in the Company the Board determines in good faith, based on factors particular to the identity, nature or domicile of such person, would be an asset or benefit to the Company and (viii) any Securities issued in amounts less than $500,000 in any single transaction or related series of transactions; provided that the aggregate amount of all transactions under this clause (viii) shall not exceed $2,000,000.

         "Additional Securityholders" shall have the meaning set forth in the preamble.

         "Affiliate" means with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement" means this Securityholders Agreement, as amended from time to time.

         "Applicable Drag Percentage" shall have the meaning set forth in subsection 3.1(a)(i).

         "Applicable Tag Percentage" shall have the meaning set forth in subsection 3.1(b)(i).

         "Bio-Rad" shall have the meaning set forth in the preamble.

         "Board" means the board of directors of the Company.

         "Business Day" means each day other than Saturdays, Sundays and days when commercial banks are authorized to be closed for business in San Francisco, California.

         "Buyer's Notice" shall have the meaning set forth in subsection 3.2(c).

         "Change of Control" shall mean:

                  (a) the consummation of a plan of reorganization, merger or consolidation involving Company or any Qualified Subsidiary or Affiliate (for purposes of this definition, the "Reorganizing Corporation"), except for a reorganization, merger or consolidation where (x) the ultimate shareholders of the Reorganizing Corporation immediately prior to such reorganization, merger or consolidation (determined after giving pro forma effect to any transaction relating to Timbre Technologies, Inc., whether structured as a reorganization, merger, consolidation, acquisition or other transaction) own directly or indirectly at least 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such reorganization, merger or consolidation (for purposes of this definition, the "Surviving Corporation") and the individuals who were members of the incumbent Board of Directors immediately prior to the execution of the agreement providing for such reorganization, merger or consolidation constitute at least 50% of the members of the board of directors of the Surviving Corporation, or (y) the Reorganizing Corporation is reorganized, merged or consolidated with a corporation in which any shareholder owning directly or indirectly at least 50% of the combined voting power of the outstanding voting securities of the Reorganizing Corporation immediately prior to such reorganization, merger or consolidation (determined after giving pro forma effect to any transaction relating to Timbre Technologies, Inc., whether structured as a reorganization, merger, consolidation, acquisition or other transaction), owns directly or indirectly at least 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such reorganization, merger or consolidation;

                  (b) the sale of fifty percent (50%) of more of the assets of the Division Businesses by Company or any Qualified Subsidiary or Affiliate, in a single transaction or in a series of related transactions, to any Person other than Company or a wholly-owned Subsidiary of Company or of such Qualified Subsidiary or Affiliate; or

                  (c) the acquisition of beneficial ownership of stock representing more than fifty percent (50%) of the voting power of Company or any Qualified Subsidiary or Affiliate then outstanding by any Person other than the shareholders of Company existing on the date hereof and such shareholders' Subsidiaries and Affiliates (determined after giving pro forma effect to any transaction relating to Timbre Technologies, Inc., whether structured as a reorganization, merger, consolidation, acquisition or other transaction).

         "Commission" means the U.S. Securities and Exchange Commission.

         "Common Securities" means Securities other than Preferred Stock.

         "Common Stock" shall have the meaning set forth in the recitals.

         "Company" shall have the meaning set forth in the preamble.

         "Competitor" means any Person with an interest, whether as an owner, principal, director, independent contractor or employee, in any business, entity or venture that competes directly with any of the businesses conducted by the Company and its subsidiaries. An interest solely in publicly traded securities constituting less than 5% of the issuer shall not, alone, cause a Person to be a Competitor.

         "Critical Dimension Metrology Business" means the Critical Dimension Metrology Equipment research, development, manufacturing, marketing and distribution business carried on by Bio-Rad, its Subsidiaries and its Affiliates (including the other Seller Parties) and includes the ownership, development and exploitation of Intangible Property; the research and development of Critical Dimension Metrology Equipment and components and products with respect thereto; the manufacturing, warehousing and distribution of Critical Dimension Metrology Equipment and components and products with respect thereto and the marketing, sales and service of Critical Dimension Metrology Equipment and components and products with respect thereto. Any general reference to the Critical Dimension Metrology Business shall be deemed to include the following incidents of such business: revenue, income, cash flow, employees, operations, condition (financial or other), assets and properties and liabilities.

         "Critical Dimension Metrology Equipment" means hardware and software that utilize scatterometric techniques for the measurement of various dimensions of the patterns etched into semiconductor wafers.

         "Division Businesses" means the Critical Dimension Metrology Business, the Overlay Metrology Business, the Semiconductor Materials Characterization Business, and the Substrate Metrology Business, collectively.

         "Drag-Along Sale" shall have the meaning set forth in subsection 3.1(a)(i).

         "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

         "Founders" shall have the meaning set forth in the preamble.

         "Initial Additional Securityholders" shall have the meaning set forth in the preamble.

         "Initial Management Securityholders" shall have the meaning set forth in the preamble.

         "Initial Public Offering" shall mean a primary public offering (whether or not underwritten, but excluding any offering pursuant to Form S-8 under the Securities Act or any other publicly registered offering pursuant to the Securities Act solely pertaining to an issuance of shares of Common Stock of Company or common stock of any Qualified Subsidiary or Affiliate or securities exercisable therefor under any benefit plan, employee compensation plan, or employee or director stock purchase plan) of the Common Stock of Company or common stock of any Qualified Subsidiary or Affiliate, as the case may be, pursuant to an effective registration statement under the Securities Act in which Company or any Qualified Subsidiary or

Affiliate, as the case may be, receives aggregate gross proceeds of at least $35,000,000.

         "Issuance Notice" shall have the meaning set forth in Section 4.2.

         "JFI II" shall have the meaning set forth in the preamble.

         "Joost" shall have the meaning set forth in the Preamble.

         "Management Options" means options to purchase Common Stock issued to the Management Securityholders.

         "Management Securityholders" shall have the meaning set forth in the preamble.

         "Offer Price" shall have the meaning set forth in subsection 3.2(b).

         "Offeror" shall have the meaning set forth in subsection 3.2(a).

         "Offering Notice" shall have the meaning set forth in subsection
3.2(b).

         "Offered Securities" shall have the meaning set forth in subsection 3.2(a).

         "Optioned Securities" means the 3,659 shares of Common Stock of the Company owned by Bio-Rad on the Closing Date, as such shares may be adjusted for any stock splits, stock dividends, combinations, recapitalizations, or similar events, but specifically excluding Securities issued with respect to Bio-Rad's exercise of any pre-emptive rights pursuant to Section 4.1 of this Agreement.

         "Overlay Metrology Business" means the Overlay Metrology Equipment research, development, manufacturing, marketing and distribution business carried on by Bio-Rad, its Subsidiaries and its Affiliates (including the other Seller Parties) and includes the ownership, development and exploitation of Intangible Property; the research and development of Overlay Metrology Equipment and components and products with respect thereto; the manufacturing, warehousing and distribution of Overlay Metrology Equipment and components and products with respect thereto and the marketing, sales and service of Overlay Metrology Equipment and components and products with respect thereto. Any general reference to the Overlay Metrology Business shall be deemed to include the following incidents of such business: revenue, income, cash flow, employees, operations, condition (financial or other), assets and properties and liabilities.

         "Overlay Metrology Equipment" means hardware and software utilized for the non-destructive measurement of the accuracy of registration of critical pattern layers in the semiconductor photolithography process.

         "Permitted Transferee" means, (i) with respect to any Securityholder that is an individual (an "Individual Securityholder"), such Individual Securityholder's spouse, children, parents or grandchildren or any trust or partnership established solely for the benefit of the foregoing relatives of such Individual Securityholder, and (ii) in the case of a Securityholder that is a corporation, partnership or other entity, any Affiliate of such Securityholder.

         "Person" means any individual, general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, cooperative or association.

         "Preferred Applicable Tag Percentage" shall have the meaning set forth in subsection 3.1(b)(ii).

         "Preferred Drag-Along Sale" shall have the meaning set forth in subsection 3.1(a)(ii).

         "Preferred Stock" shall have the meaning set forth in the recitals.

         "Preferred Tag-Along Sale" shall have the meaning set forth in subsection 3.1(b)(ii).

         "Preferred Tag-Along Right" shall have the meaning set forth in subsection 3.1(b)(ii).

         "Preferred Transfer Notice" shall have the meaning set forth in subsection 3.1(b)(ii).

         "Pro Rata Share" shall have the meaning set forth in Section 4.5.

         "Public Transfer" means a Transfer in a public offering pursuant to an effective registration statement under the Securities Act or a Transfer in a bona fide market transaction effected on a public securities exchange, NASDAQ or a comparable market system.

         "Purchase Option" shall have the meaning set forth in subsection
3.3(a).

         "Purchase Option Notice" shall have the meaning set forth in subsection 3.3(b).

         "Qualified Public Offering" means a public offering (whether or not underwritten, but excluding any offering pursuant to Form S-8 under the Securities

Act or any other publicly registered offering pursuant to the Securities Act solely pertaining to an issuance of shares of Common Stock or securities exercisable therefor under any benefit plan, employee compensation plan, or employee or director stock purchase plan) of the Common Stock pursuant to an effective registration statement under the Securities Act in which Company receives aggregate gross proceeds of at least $35,000,000.

         "Qualified Subsidiary or Affiliate" means any Subsidiary or Affiliate of Company that conducts all or substantially all of the Division Businesses as conducted on the date hereof.

         "Response Notice" shall have the meaning set forth in Section 4.3.

         "Rhine" shall have the meaning set forth in the preamble.

         "Rhine Trust" shall have the meaning set forth in the preamble.

         "Right of First Offer" shall have the meaning set forth in subsection 3.2(c).

         "Securities" means the Preferred Stock, the Common Stock, the Management Options and any warrants, options or other rights that may be issued by the Company to purchase Common Stock.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securityholder" shall have the meaning set forth in the preamble.

         "Seller Parties" means Bio-Rad, Sandia Systems, Inc., Bio-Rad Micromeasurements Limited and Bio-Rad Microscience Limited.

         "Semiconductor Materials Characterization Business" means the Semiconductor Materials Characterization Equipment research, development, manufacturing, marketing and distribution business carried on by Bio-Rad, its Subsidiaries and its Affiliates (including the other Seller Parties) and includes the ownership, development and exploitation of Intangible Property; the research and development of Semiconductor Materials Characterization Equipment and components and products with respect thereto; the manufacturing, warehousing and distribution of Semiconductor Materials Characterization Equipment and components and products with respect thereto and the marketing, sales and service of Semiconductor Materials Characterization Equipment and components and products with respect thereto. Any general reference to the Semiconductor Materials Characterization Business shall be deemed to include the following incidents of such business: revenue, income, cash flow, employees, operations, condition (financial or other), assets and properties and liabilities.

         "Semiconductor Materials Characterization Equipment" means hardware and software utilized for the characterization of the electrical, optical and materials properties of silicon and compound semiconductor materials (including, without limitation, doping profiles, Hall mobility, resistivity, photoluminescence and impurity detection).

         "Spousal Consent" shall have the meaning set forth in Section 6.4.

         "Stock" shall have the meaning set forth in the recitals.

         "Subsequent Additional Securityholder" means any Person to whom Securities are issued after the date hereof who shall become a party to or agree to be bound by (or otherwise become bound by) the terms of this Agreement after the date hereof.

         "Subsidiary" means, with respect to any Person, any other Person in which such Person has a direct or indirect equity or ownership interest in excess of 50%.

         "Substrate Metrology Business" means the Substrate Metrology Equipment research, development, manufacturing, marketing and distribution business carried on by Bio-Rad, its Subsidiaries and its Affiliates (including the other Seller Parties) and includes the ownership, development and exploitation of Intangible Property; the research and development of Substrate Metrology Equipment and components and products with respect thereto; the manufacturing, warehousing and distribution of Substrate Metrology Equipment and components and products with respect thereto and the marketing, sales and service of Substrate Metrology Equipment and components and products with respect thereto. Any general reference to the Substrate Metrology Business shall be deemed to include the following incidents of such business: revenue, income, cash flow, employees, operations, condition (financial or other), assets and properties and liabilities.

         "Substrate Metrology Equipment" means hardware and software utilized for the measurement, in silicon and silicon-containing semiconductor materials, of film thickness, carbon, oxygen, boron and phosphorus concentrations, deep trench depth and similar measurements.

         "Swap Transaction" means, with respect to any Securities, any swap, participation or other arrangement that transfers to another Person, in whole or in part, any significant economic consequences of ownership thereof.

         "Tag-Along Right" shall have the meaning set forth in subsection 3.1(b)(i).

         "Tag-Along Sale" shall have the meaning set forth in subsection 3.1(b)(i).

         "Transaction" shall have the meaning set forth in the recitals.

         "Transaction Agreement" shall have the meaning set forth in the recitals.

         "Transfer" means, with respect to any Securities, any direct or indirect transfer, sale, assignment or other disposition of ownership thereof (other than the conversion of Preferred Stock into Common Stock in accordance with the terms of the Preferred Stock).

         "Transferee" means any transferee of Securities or any interest therein.

         "Transfer Notice" shall have the meaning set forth in subsection 3.1(b)(i).

         "Vested Options" shall have the meaning set forth in subsection 3.1(a)(i).

ARTICLE II RESTRICTIONS ON TRANSFERS

         SECTION 2.1 IN GENERAL

                  (a) No Securityholder shall pledge, hypothecate or otherwise encumber or Transfer any Securities, or enter into any Swap Transaction with respect to any Securities, except in compliance with the Securities Act, applicable state securities laws and all applicable provisions of this Agreement. Any attempt to pledge, hypothecate or otherwise encumber or Transfer any Securities or enter into any Swap Transaction with respect to any Securities not in compliance with all applicable provisions of this Agreement shall be null and void and the Company shall not register upon its books any such attempted pledge, hypothecation or other encumbrance or Transfer of Securities.

                  (b) Each Securityholder agrees that it will not pledge, hypothecate or otherwise encumber or Transfer any Securities or enter into any Swap Transaction with respect to any Securities prior to delivery to the Company of evidence in form and substance reasonably satisfactory to the Company to the effect that such pledge, hypothecation, encumbrance, Transfer, or Swap Transaction will be in compliance with the Securities Act and applicable state securities laws.

                  (c) A copy of this Agreement shall be filed with the Company and kept with the records of the Company. Each of the Securityholders hereby agrees that each outstanding certificate representing any Securities issued to any Securityholder and any certificate for any Securities issued in exchange for any similarly legended certificate shall bear a legend reading substantially as follows:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR IN A MANNER

                  EXEMPT FROM REGISTRATION UNDER SUCH ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ALSO ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SECURITYHOLDERS AGREEMENT OF ACCENT SEMICONDUCTOR TECHNOLOGIES, INC. (THE "COMPANY"), DATED AS OF JULY 31, 2000, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY. NO TRANSFER OF THESE SECURITIES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

The foregoing legend shall be in addition to any other legend required to be placed on any certificates for any Securities under applicable law. Subject to subsection 2.1(g), no Transfer of any Securities shall be effective unless the certificates representing the Securities issued to the Transferee bear the legend set forth in this Section.

                  (d) The Securityholder making a pledge, hypothecation, encumbrance or Transfer or entering into a Swap Transaction permitted hereunder shall be required to pay any and all filing and recording fees, fees of counsel and accountants and other costs and expenses reasonably incurred by the Company as a result of such pledge, hypothecation, encumbrance or Transfer or such Swap Transaction.

                  (e) No pledge, hypothecation, encumbrance, Transfer or Swap Transaction by a Securityholder permitted hereunder shall relieve the transferor Securityholder of any of its obligations or liabilities under this Agreement arising prior to or in connection with consummation of such pledge, hypothecation, encumbrance or Transfer or Swap Transaction.

                  (f) In connection with each pledge, hypothecation, encumbrance, Transfer or Swap Transaction permitted hereunder, the Securityholder making the pledge, hypothecation, encumbrance or Transfer or entering into a Swap Transaction and the Transferee shall deliver to the Company such other documents and instruments as the Company reasonably may request to confirm that such pledge, hypothecation, encumbrance, Transfer or Swap Transaction is in compliance with the terms and conditions of this Agreement.

                  (g) If Transfers of any Securities may be made to the public without registration under the Securities Act, the Company shall, upon the written request of a Securityholder, issue to such Securityholder a new certificate evidencing such Securities which certificate shall bear a legend that does not contain the first sentence of the legend set forth in subsection 2.1(c); provided that such holder shall furnish the Company or its transfer agent such certificates, legal opinions or other information as the Company or its transfer agent may reasonably require to confirm that such sentence is not required on such certificate. If any Securities shall cease to be entitled to any rights and subject to any obligations set forth in this Agreement, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Securities without the second and third sentence of the foregoing legend.

         SECTION 2.2 ADDITIONAL RESTRICTIONS

                  (a) No Additional Securityholder or Management Securityholder may pledge, hypothecate, encumber, Transfer or enter into a Swap Transaction with respect to any interest in Securities without the prior written approval of the Company other than (i) a Transfer to a Permitted Transferee,
(ii) a pledge or Transfer to the Company, (iii) a Transfer pursuant to and in conformity with Section 3.1, 3.2 or 3.3, and (iv) a pledge or Transfer by Bio-Rad of Securities other than the Optioned Securities to any of its lenders as collateral for any secured financing extended by any such lender to Bio-Rad or any of its Affiliates; provided that such lender agrees in writing to be bound by the terms of this Agreement.

                  (b) The Management Securityholders shall not pledge, hypothecate, encumber, Transfer, or enter into a Swap Transaction with respect to any Management Options that are not Vested Options.

ARTICLE III ADDITIONAL RIGHTS AND OBLIGATIONS OF SECURITYHOLDERS AND THE COMPANY

         SECTION 3.1 OBLIGATION TO SELL SECURITIES; RIGHTS OF INCLUSION

         (a) (i) If the Founders propose to Transfer, directly or indirectly, to any Person (other than to a Permitted Transferee or in a Public Transfer) Common Securities representing at least such number of Common Securities that, together with the Common Securities that the Founders are entitled to drag-along pursuant to this subsection 3.1(a)(i), would constitute at least 25% of the aggregate number of Common Securities then outstanding (whether such Transfer is by way of purchase, exchange, merger or other form of transaction, a "Drag-Along Sale"), then, upon the request of the Founders, each of the Additional Securityholders and Management Securityholders shall (i) sell the Applicable Drag Percentage (as defined below) of its Common Securities (including all vested Management Options or Management Options that will become vested upon the consummation of the proposed Transfer ("Vested Options") on the same terms and conditions as apply to the Founders' Transfer,

         (ii) vote their Securities in favor of any such merger or other form of transaction and (iii) execute and deliver all documents and instruments which are necessary or desirable to effectuate such sale or merger; provided that the Vested Options shall be Transferred on the same terms that the Common Securities are to be Transferred, subject to a deduction of the exercise price with respect to the number of Common Securities for which each such instrument is exercisable (it being understood that if the exercise price is greater than the sale price then such Vested Options may not be Transferred unless necessary to meet a Securityholder's Applicable Drag Percentage and, in such case, shall be credited towards the Applicable Drag Percentage but shall be deemed cancelled and no consideration shall be received therefor). The Founders shall provide written notice of such Drag-Along Sale to each Securityholder not later than ten (10) Business Days prior to the proposed Drag-Along Sale. Such notice shall identify the proposed purchaser, the number and type of Common Securities proposed to be sold, the consideration offered and any other material terms and conditions of the Drag-Along Sale. The Founders shall have 180 days from the expiration of such ten (10) Business Day period to consummate the proposed Drag-Along-Sale; provided that the Founders shall in any event endeavor to consummate the proposed Drag-Along Sale as expeditiously as practicable. "Applicable Drag Percentage" means, in connection with any Transfer by the Founders, the percentage of the total number of Common Securities then held by the Founders to be sold pursuant to such Transfer. For purposes of calculating the number of Vested Options required to be sold under this subsection 3.1(a)(i), any Vested Options shall be deemed exercised and treated as the number of Securities into which they are then exercisable.

                  (ii) If the Founders propose to Transfer, directly or indirectly, to any Person (other than to a Permitted Transferee or in a Public Transfer) all of the Founders' Preferred Stock (whether such Transfer is by way of purchase, exchange, merger or other form of transaction, a "Preferred Drag-Along Sale", then, upon the request of the Founders, each of the Additional Securityholders and Management Securityholders shall (i) sell all of its Preferred Stock on the same terms and conditions as apply to the Founders' Transfer, (ii) vote their Securities in favor of any such merger or other form of transaction and (iii) execute and deliver all documents and instruments which are necessary or desirable to effectuate such sale or merger.

         The Founders shall provide written notice of such Preferred Drag-Along Sale to each Securityholder not later than ten (10) Business Days prior to the proposed Preferred Drag-Along Sale. Such notice shall identify the, proposed purchaser, the number of Preferred Stock proposed to be sold, the consideration offered and any other material terms and conditions of the Preferred Drag-Along Sale. The Founders shall have 180 days from the expiration of such ten (10) Business Day period to consummate the proposed Preferred Drag-Along-Sale; provided that the Founders shall in any event endeavor to consummate the proposed Preferred Drag-Along Sale as expeditiously as practicable.

         (b)(i) If the Founders propose to Transfer, directly or indirectly, in any one transaction or series of related transactions, to any Person or Persons (other than (i) to a Permitted Transferee, (ii) in a Drag-Along Sale with respect to which the Founders exercise their Drag-Along Rights under subsection 3.1(a)(i) or (iii) in a Public Transfer) Common Securities representing at least 25% of the aggregate number of Common Securities then outstanding (a "Tag-Along Sale"), the Founders shall provide written notice of such proposed Transfer to each of the Securityholders (the "Transfer Notice") (it being understood that any Transfers by the Founders that occur within 90 days of one another shall be deemed to be related for these purposes (other than any Transfer within the first 60 days after the date hereof)). Such notice shall identify the purchaser, the number of Common Securities proposed to be sold, the consideration offered and any other material terms and conditions of the proposed Transfer. If the offer price consists in part or in whole of consideration other than cash, the Founders will provide such information, to the extent reasonably available to the Founders, relating to such consideration as each of the Securityholders may reasonably request in order to evaluate such non-cash consideration. Each of the Additional Securityholders and Management Securityholders shall have the right (the "Tag-Along Right"), exercisable as set forth below, to sell, pursuant to the proposed Transfer, the Applicable Tag Percentage (as defined below) of its Common Securities (provided that no Management Options other than Vested Options may be so sold) on the same terms and conditions as apply to the Founders' Transfer and shall execute and deliver all documents and instruments which are necessary or desirable to effectuate such sale; provided that the Vested Options shall be Transferred on the same terms as the Common Securities are to be Transferred, subject to a deduction of the exercise price with respect to the number of Common Securities into which each such instrument is exercisable (it being understood that if the exercise price is greater than the sale price, then such Vested Options may not be Transferred). "Applicable Tag Percentage" means, in connection with any Transfer by the Founders, the percentage of the total number of Common Securities then held by the Founders to be sold pursuant to such Transfer after giving effect to the exercise of the Tag-Along Right by each of the Additional Securityholders and Management Securityholders exercising such right. For purposes of calculating the number of Common Securities that any Management Securityholder is entitled to sell under this subsection 3.1(b)(i), any Vested Options held by a Management Securityholder shall be deemed exercised and treated as the number of Common Securities into which they are then exercisable. Each such Tag-Along Right shall be exercisable by delivering written notice to the Founders within 20 days after receipt of the Transfer Notice. Promptly upon the expiration of such 20-day period, the Founders shall notify each of the Additional Securityholders and Management Securityholders exercising a Tag-Along Right of its Applicable Tag Percentage. The Founders shall have 180 days from the expiration of such 20-day period to consummate the proposed Transfer at a price no greater than the price set forth in the Transfer Notice (provided that each of the Additional Securityholders and Management Securityholders who exercised a Tag Along Right in accordance with this subsection 3.1(b)(i) shall have the right to sell at the price set forth in the Transfer Notice unless otherwise agreed by such Person) and on terms and conditions no more favorable to the Founders than those stated in the Transfer Notice. Any Common Securities that continue to be held by the Founders after such Transfer shall continue be subject to the provisions of this subsection 3.1(b)(i).

                  (ii) If the Founders propose to Transfer, directly or indirectly, in any one transaction or series of related transactions, to any Person or Persons (other than (i) to a Permitted Transferee, (ii) in a Preferred Drag-Along Sale with respect to which the Founders exercise their Preferred Drag-Along Rights under subsection 3.1(a)(ii) or (iii) in a Public Transfer) Preferred Stock representing at least 25% of the aggregate number of Preferred Stock then outstanding (a "Preferred Tag-Along Sale"), the Founders shall provide written notice of such proposed Transfer to each of the Securityholders (the "Preferred Transfer Notice") (it being understood that any Transfers by the Founders that occur within 90 days of one another shall be deemed to be related for these purposes (other than any Transfers within the first 60 days hereof). Such notice shall identify the purchaser, the number of Preferred Stock proposed to be sold, the consideration offered and any other material terms and conditions of the proposed Transfer. If the offer price consists in part or in whole of consideration other than cash, the Founders will provide such information, to the extent reasonably available to the Founders, relating to such consideration as each of the Securityholders may reasonably request in order to evaluate such non-cash consideration. Each of the Additional Securityholders and Management Securityholders shall have the right (the "Preferred Tag-Along Right"), exercisable as set forth below, to sell, pursuant to the proposed Transfer, the Preferred Applicable Tag Percentage (as defined below) of its Preferred Stock on the same terms and conditions as apply to the Founders' Transfer and shall execute and deliver all documents and instruments which are necessary or desirable to effectuate such sale. "Preferred Applicable Tag

         Percentage" means, in connection with any Transfer by the Founders, the percentage of the total number of Preferred Stock then held by the Founders to be sold pursuant to such Transfer after giving effect to the exercise of the Preferred Tag-Along Right by each of the Additional Securityholders and Management Securityholders exercising such right. Each such Preferred Tag-Along Right shall be exercisable by delivering written notice to the Founders within 20 days after receipt of the Preferred Transfer Notice. Promptly upon the expiration of such 20-day period, the Founders shall notify each of the Additional Securityholders and Management Securityholders exercising a Preferred Tag-Along Right of its Preferred Applicable Tag Percentage. The Founders shall have 180 days from the expiration of such 20-day period to consummate the proposed Transfer at a price no greater than the price set forth in the Transfer Notice (provided that each of the Additional Securityholders and Management Securityholders who exercised a Preferred Tag Along Right in accordance with this subsection 3.1(b)(ii) shall have the right to sell at the price set forth in the Preferred Transfer Notice unless otherwise agreed by such Person) and on terms and conditions no more favorable to the Founders than those stated in the Preferred Transfer Notice. Any Preferred Stock that continues to be held by the Founders after such Transfer shall continue to be subject to the provisions of this subsection 3.1(b)(ii).

                  (c) The rights and obligations of the Securityholders in connection with a Tag-Along Sale, Preferred Tag-Along Sale, Drag-Along Sale or Preferred Drag-Along Sale are subject to the following additional conditions:

                  (i) Concurrently with the consummation of the Drag-Along Sale or Preferred Drag-Along Sale, as the case may be, the Founders shall give notice thereof to the other Securityholders and the purchaser shall remit the applicable consideration directly to each Securityholder and furnish such other evidence of the completion and time of completion of such Transfer and the terms thereof as may be reasonably requested by such Securityholders.

                  (ii) Upon the consummation of any Tag-Along Sale, Preferred Tag-Along Sale, Drag-Along Sale or Preferred Drag-Along Sale, as the case may be, all of the Securityholders participating therein shall receive the same form and amount of consideration per share of Common Stock or Preferred Stock, as the case may be, (or, if the Common Securities are not shares of Common Stock, the implied consideration per share of Common Stock, determined as of such time based on the price paid and the terms and conditions of such Common Securities), or if Securityholders are given an option as to the form and amount of consideration to be received, all Securityholders participating therein must be given the same option; provided that the Founders may, if they so choose, receive less favorable terms.

                  (iii) All reasonable expenses incurred by the selling Securityholders in connection with any Tag-Along Sale, Preferred Tag-Along Sale, Drag-Along Sale or Preferred Drag-Along Sale, as the case may be, shall be borne ratably by such Securityholders.

                  (iv) Each Securityholder participating in a Tag-Along Sale, Preferred Tag-Along Sale, Drag-Along Sale or Preferred Drag-Along Sale, as the case may be, shall make representations and warranties as to its title to the Securities being sold and its power, authority, and right to enter into the pertinent transaction without contravention of law or contract. In addition, such Securityholders shall join with the Founders in making such representations and warranties concerning the Company and its subsidiaries and the business of the Company and its subsidiaries as the Founders shall deem necessary or appropriate; provided, however, that any liability for any breach thereof shall be borne by each Securityholder on a pro rata basis based upon the amount of Common Securities or Preferred Stock, as the case may be, owned by such Securityholder and included in such Tag-Along Sale, Preferred Tag-Along Sale, Drag-Along Sale or Preferred Drag-Along Sale.

         SECTION 3.2 RIGHT OF FIRST OFFER

                  (a) If any of the Additional Securityholders and Management Securityholders proposes to Transfer, directly or indirectly, all or any portion of its Securities, other than to a Permitted Transferee (any such Additional Securityholder or Management Securityholder desiring to make any such Transfer is referred to herein as an "Offeror," and the Securities which the Offeror seeks to Transfer is referred to herein as the "Offered Securities") then, in each case, the Offeror shall comply with paragraphs (b) through (e) below. Such transfer shall also be subject to the provisions of Sections 2.1 and
2.2 and nothing set forth herein is intended to modify the restrictions set forth therein.

                  (b) The Offeror shall give written notice (the "Offering Notice") to the Company and the Founders which Offering Notice shall (i) state that the Offeror desires to Transfer such Offered Securities and (ii) the minimum sale price (the "Offer Price") for such Securities and the other material terms and conditions of such proposed Transfer. Each Offering Notice shall constitute an irrevocable offer by the Offeror to the Company and the Founders to Transfer the Offered Securities at the Offer Price in cash, subject to the provisions of this Section 3.2.

                  (c) The Company and the Founders shall have the right (the "Right of First Offer") collectively to purchase all, but not less than all, of the Offered Securities at the Offer Price in cash exercisable by delivery, within 30 days of receipt of an Offering Notice, to the Offeror of a notice (a "Buyer's Notice") stating that the

Company or the Founders, as the case may be, elects to purchase all the Offered Securities. Delivery of a Buyers Notice shall constitute a contract between the Offeror and the Company or the Founders, as the case may be, for the sale and purchase of the Offered Securities at the Offer Price in cash and upon the other applicable terms and conditions set forth in the Offer Notice. Failure of the Company or the Founders to exercise such right within such 30-day period shall be regarded as a waiver of such rights.

                  (d) If the Company and the Founders do not elect to purchase all of the Offered Securities within such 30-day period, the Offeror may, within 90 days of the expiration of such 30-day period, Transfer (or enter into an agreement to Transfer and thereafter Transfer) all, but not less than all, of the Offered Securities, to one or more Persons at a price no lower than the Offer Price and on terms in all material respects no more favorable to the purchaser than those contained in the Offering Notice.

                  (e) The closing of any purchase of the Offered Securities by the Company and/or the Founders, as the case may be, shall be held at the principal office of the Company at 11:00 A.M. local time on a Business Day chosen by it (upon at least five days notice to the other parties to the transaction), which date shall be no later than the scheduled closing date provided for in the Offering Notice; provided that such closing may be held at such other time and place as the parties to the transaction may agree. At such closing the Offeror shall deliver, such instruments, executed by it and in form and substance reasonably satisfactory to the Company or the Founders, as the case may be, as shall be necessary to transfer, assign and convey the Offered Securities to the Company or the Founders, as the case may be, which shall be transferred free and clear of all liens or other encumbrances, against payment of the purchase price therefor.

                  (f) The Founders shall have the first right to exercise the Right of First Offer granted to the Company and the Founders hereunder. In the event that the Founders choose not to exercise the Right of First Offer, the Company may exercise the Right of First Offer. In the event that the Founders exercise such right, the Founders may designate any of their respective Affiliates or Permitted Transferees as the purchaser of all or part of the Offered Securities in any transaction hereunder.

         SECTION 3.3 FOUNDERS' PURCHASE OPTION

                  (a) Notwithstanding anything to the contrary contained herein and subject to Article II hereof, the Founders shall have the irrevocable option, exercisable at any time prior to July 31, 2005, to purchase from Bio-Rad the Optioned Securities for $5,000,000 in cash (the "Purchase Option"). Upon the exercise of the Purchase Option, each Founder shall have the right to purchase its pro rata share of the

Optioned Securities. For purposes of this subsection 3.3(a), each Founder's "pro rata share" shall equal a fraction, the numerator of which is the number of shares of Common Stock owned by such Founder and the denominator of which is the total number of shares of Common Stock owned by all of the Founders.

                  (b) The Founders shall provide written notice (the "Purchase Option Notice") of the proposed exercise of the Purchase Option to Bio-Rad not later than five (S) Business Days prior to the proposed exercise of the Purchase Option, which shall state (i) that the Founders desire to exercise the Purchase Option and (ii) the proposed closing date for the purchase of the Optioned Securities.

                  (c) The closing of the purchase of Optioned Securities pursuant to the exercise of the Purchase Option shall be held at the principal office of the Company at 1 I:00 a.m. local time on a Business Day chosen by the Founders (upon at least S days notice to Bio-Rad), which date shall be no later than the scheduled closing date specified in the Purchase Option Notice; provided that such closing may be held at such other time and place as the parties to the transaction may agree. At such closing, Bio-Rad shall deliver such instruments, executed by it and in form and substance reasonably satisfactory to the Founders as shall be necessary to transfer, assign and convey the Optioned Securities to the Founders, which shall be transferred free and clean of all liens or other encumbrances, against payment of $5,000,000 in cash therefor.

                  (d) Notwithstanding anything to the contrary contained herein (including Section 2.2(a), Bio-Rad shall not pledge, hypothecate or otherwise encumber or Transfer the Optioned Securities, or enter into any Swap Transaction with respect to the Optioned Securities, except for a Transfer to the Founders pursuant to an exercise of the Purchase Option pursuant to this
Section 3.3. The Company shall hold the Optioned Securities from and after the date hereof until the earlier of July 31, 2005 or the exercise of the Purchase Option.

         SECTION 3.4 REGISTRATION RIGHTS

         Each of the Securityholders shall have the registration rights set forth in Schedule III annexed hereto. Each of the Securityholders agrees to be bound by the provisions of Schedule III annexed hereto as though such terms were set forth in full herein.

         SECTION 3.5 ACTION BY FOUNDERS

         Each reference to "Founders" contained in Sections 3.1, 3.2 and 3.3 of this Agreement shall be a reference to all of the Founders. Any action to be taken by all of the Founders pursuant to Sections 3.1, 3.2 and 3.3 shall only be taken with the consent of each of the Founders.

         SECTION 3.6 FINANCIAL AND OTHER INFORMATION

                  (a) Until the later to occur of (i) the date on which the Company is required to file a report with the Commission pursuant to Section 13(a) of the Exchange Act, by reason of the Company having registered any of its securities pursuant to Section 12(g) of the Exchange Act, or (ii) the date on which either of the following events first occurs: (y) quotations for the Common Stock are reported by the automated quotations system operated by the National Association of Securities Dealers, Inc., or by an equivalent quotation system, or (z) shares of the Common Stock are listed on a national securities exchange registered under Section 6 of the Exchange Act, the Company shall:

                  (1) so long as any Securityholder owns any of the Securities, furnish to such Securityholder as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income, cash flows and changes in stockholders' equity of the Company and its subsidiaries, if any, for such year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, and certified by independent public accountants of recognized national standing selected by the Company;

                  (2) so long as Bio-Rad owns 5% of the outstanding Common Stock, deliver to Bio-Rad as soon as practicable after the end of each fiscal quarter, and in any event within 45 days thereafter, unaudited consolidated balance sheets of the Company and its subsidiaries, if any, as at the end of such quarter, and unaudited consolidated statements of income and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such quarter and for the current fiscal year to date, prepared in accordance with GAAP compared to projected financial information for the relevant fiscal period, all in reasonable detail and signed, subject to changes resulting from year-end audit adjustments, by the principal financial officer of the Company; and

                  (3) from and after the time that Bio-Rad is no longer entitled to designate a member of the Board of Directors pursuant to
         Section 6.1, but only so long as Bio-Rad owns 5% of the issued and outstanding shares of Common Stock, deliver to Bio-Rad, upon Bio-Rad's written request, unaudited consolidated balance sheets of the Company and its subsidiaries, if any, as at the end of any month, and unaudited consolidated statements of income and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such month and for the current fiscal year to date, prepared in accordance with GAAP compared to projected financial information for the relevant fiscal period, all in reasonable detail and signed, subject to changes resulting from year-end audit adjustments, by the principal financial officer of the Company.

                  (4) so long as Bio-Rad owns 10% or more of the outstanding Common Stock, upon Bio-Rad's reasonable request (such request to be made no more than once in each fiscal quarter), the Company shall cause the Chief Executive Officer of the Company to personally attend a regularly scheduled meeting of the Board of Directors of Bio-Rad to brief the Board of Directors of Bio-Rad on the Company's affairs; rote that Bio-Rad shall cause, and the Board of Directors of Bio-Rad shall agree in writing, to keep any and all confidential information conveyed during such briefing, written or oral; confidential.

                  (b) Any Securityholder may from time to time request the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss it and their affairs, finances and accounts with its and their officers, all at such reasonable times and as often as may be reasonably requested.

ARTICLE IV ISSUANCE OF ADDITIONAL SECURITIES

         SECTION 4.1 RIGHTS UPON ISSUANCE OF ADDITIONAL SECURITIES

         The Company hereby grants to each of the Founders, the Additional Securityholders and the Management Securityholders (collectively, the "Pre-emptive Rights Parties' the rights set forth in this Article IV with respect to any and all proposed issuances or sales of Additional Securities by the Company. Notwithstanding anything to the contrary contained herein, each of the Pre-emptive Rights Parties hereby acknowledges and agrees that this Article IV shall not apply to the issuance of up (i) to 11,848 shares of Common Stock for a purchase price of at least $10.00 per share and (ii) 1131.52 shares of Preferred Stock for a purchase price of at least $1,000.00 per share, in each case to directors, management and other Persons (including, without limitation, any such shares issued by the Company in connection with the conversion of (x) that certain Promissory Note issued by Company to JFI II on the date hereof, (y) that certain Promissory Note issued by Company to Joost on the date hereof or
(z) that certain Promissory Note issued by Company to Rhine on the date hereof, in each case in accordance with the terms thereof); provided that such issuances, if any, shall be consummated within 60 days of the date hereof.

         SECTION 4.2 ISSUANCE NOTICE

         The Company shall give the Pre-emptive Rights Parties written notice of the Company's intention to issue Additional Securities (the "Issuance Notice"), describing the material terms of such Additional Securities, the price at which such Additional Securities will be issued or sold and the material terms upon which the Company proposes to issue or sell such Additional Securities, including the anticipated date of such issuance or sale.

         SECTION 4.3 RESPONSE NOTICE

         Each Pre-emptive Rights Party shall have 20 days from the date the Issuance Notice is received to agree to purchase all or any portion of its Pro Rata Share (as defined below in Section 4.5) of such Additional Securities by giving written notice to the Company of its desire to purchase Additional Securities (the "Response Notice") and stating therein the quantity of Additional Securities to be purchased. Such Response Notice shall constitute the irrevocable agreement of such Pre-emptive Rights Party to purchase the quantity of Additional Securities indicated in the Response Notice at the price and upon the terms stated in the Issuance Notice. Any purchase of Additional Securities by any Pre-emptive Rights Party shall be consummated on the closing date specified in the Issuance Notice (or, if other Persons are also purchasing such Additional Securities, the date on which such Additional Securities described in the applicable Issuance Notice are first issued and sold to such other Persons). In the event that Additional Securities are being issued or will be issuable as part of an investment unit with other securities of the Company, the right of Pre-emptive Rights Party to purchase such Additional Securities shall be a right to purchase the entire investment unit and not a right to purchase Additional Securities alone.

         SECTION 4.4 REVISED ISSUANCE NOTICE

         The Company shall have 90 days from the date of the Issuance Notice to consummate the proposed issuance and sale of the Additional Securities that are not being purchased by the Pre-emptive Rights Parties at a price and upon terms that are not materially less favorable to the Company than those specified in the Issuance Notice. If the Company proposes to issue Additional Securities after such 90-day period or at a price or upon terms that are materially less favorable to the Company than those specified in the Issuance Notice, it must again comply with this Article IV.

         SECTION 4.5 PRO RATA SHARE

         For purposes of this Article IV, the "Pro Rata Share" of a Pre-emptive Rights Party shall be a fraction, (i) the numerator of which shall be the total number of shares of Common Stock, Vested Options or other Securities (but not unvested Management Options), as the case may be, then held by the Pre-emptive Rights Party and (ii) the denominator of which shall be the total number of shares of Common Stock, Vested Options or other Securities (but not unvested Management Options) then issued and outstanding.

         SECTION 4.6 APPROVAL BY BIO-RAD

         Notwithstanding anything to the contrary herein or in the Transaction Agreement, for so long as Bio-Rad owns 10% or more of the outstanding Common Stock, the Company shall not (i) issue any shares of Preferred Stock (other than shares of Preferred Stock issued on the Closing Date or shares of Preferred Stock issued as described in the last sentence of Section 4.1) or (ii) amend its Certificate of Incorporation in a way that changes the authorized capitalization of the Company as set forth hereinabove, in each case, without the prior written consent of Bio-Rad; provided, however, that in no event shall such prior written consent be required with respect to any such amendment that (x) increases the number of shares of Common Stock that the Company is authorized to issue or increases the number of shares of Common Stock that the Company has reserved for issuance upon the conversion of the Preferred Stock in accordance with its terms or (y) is not materially adverse to Bio-Rad.

         SECTION 4.7 BIO-RAD DILUTION

         Notwithstanding anything to the contrary contained herein; until the earlier of (i) an Initial Public Offering, (ii) a Change of Control, (iii) the date on which Bio-Rad has Transferred in the aggregate 25% of the shares of Common Stock issued to Bio-Rad on the Closing Date (calculated without giving effect to any Transfer of the Optioned Securities to the Founders upon the exercise of the Purchase Option pursuant to Section 3.3) or (iv) July 31, 2005, the Company shall take such steps as may be necessary, including, without limitation, the issuance for its par value of additional shares of Common Stock to Bio-Rad, to ensure that the Common Stock issued to Bio-Rad on the Closing Date and under this Article 4 constitutes 15% of the issued and outstanding Common Stock of the Company (it being understood and agreed that Management Options shall not be deemed to be issued and outstanding Common Stock unless and until such Management Options have vested in accordance with their respective terms); provided that (x) the dilution protection provided by this Section 4.7 shall only apply to the Common Stock issued to Bio-Rad on the Closing Date and to Common Stock issued pursuant to this Article 4 and shall not apply to (i) any other Common Stock or other capital stock of the Company acquired by or otherwise held by Bio-Rad or (ii) any of the Common Stock of the Company issued to Bio-Rad on the Closing Date or pursuant to this Article 4 that Bio-Rad Transfers to any other Person, (y) as of any date of determination, the percentage represented by the Common Stock issued to Bio-Rad at the Closing and under this Article 4 shall be determined (i) as if Bio-Rad had not Transferred any shares of Common Stock (including, without limitation, any Transfer by Bio-Rad pursuant to the exercise of the Purchase Option pursuant to Section 3.3) to any other Person and (ii) as if Bio-Rad had fully exercised its preemption rights pursuant to Article 4 each time Bio-Rad had the right to exercise such rights, regardless of whether or not Bio-Rad actually exercises such rights, and as if all shares of Common Stock acquired by Bio-Rad on any such exercise or deemed exercise had been acquired under Article 4. Company hereby represents and warrants to Bio-Rad that upon the issuance of the Common Stock described in the last sentence of Section 4.1 (and assuming no other Common Stock is issued by Company between the date hereof and the date of the issuance of the Common Stock described in the last sentence of
Section 4.1), on the date of the issuance of the Common Stock described in the last sentence of Section 4.1 the Common Stock issued to Bio-Rad on the date hereof will constitute at least 17.999% of the issued and outstanding Common Stock of Company.

ARTICLE V TERMINATION

         SECTION 5.1 TERMINATION

                  (a) This Agreement shall terminate and, except as otherwise expressly provided herein, shall be of no further force and effect and shall not be binding upon any party hereto upon the occurrence of a Qualified Public Offering. This Agreement shall terminate in full (A) upon the dissolution, liquidation or winding up of the Company, or (B) upon the approval of such termination by each Securityholder. In any event, all provisions of this Agreement shall terminate on December 31, 2025.

                  (b) As to any particular Securityholder, this Agreement shall no longer be binding or of further force or effect as to such Securityholder, except as noted below or otherwise expressly provided herein, as of the date such Securityholder has Transferred all of such Securityholder's Securities and the transferees) of such Securities, if required by this Agreement, shall have become a party hereto; provided however, that no such termination shall be effective if such Securityholder is in breach of this Agreement.

ARTICLE VI OTHER MATTERS

         SECTION 6.1 BOARD COMPOSITION

                  (a) For so long as Bio-Rad (together with its Permitted Transferees) holds as of any date of determination an aggregate number of shares of Common Stock equal to at least 10% of the aggregate number of issued and outstanding shares of Common Stock as of such date of determination, each Securityholder agrees that it will vote all Securities owned by it so as to elect to the Board one member designated by Bio-Rad. If any such designee shall resign or otherwise fail, decline or cease to serve, Bio-Rad may designate a replacement. The initial designee under this subsection shall be Dave Schwartz. No person designated hereunder may be a Competitor. The right to designate a member of the Board set forth in this subsection 6.1(a) shall not be transferable; provided that, in the event that Bio-Rad Transfers in accordance with the terms of this Agreement at least 10% of the aggregate issued and outstanding shares of Common Stock of the Company to a Person in a single transaction, Bio-Rad may, with the consent of the Company (such consent not to be unreasonably withheld) transfer its right to designate a member of the Board set forth in this subsection 6.1(a) to such Person (to be held by such Person as long as such Person continues to hold at least 10% of the aggregate number of issued and outstanding shares of Common Stock).

                  (b) Each Securityholder agrees that it will vote all Securities owned by it so as to elect to the Board three members designated by JFI II (the "JFI II Designees"); provided that if any Substitute Designator becomes entitled to designate a member of the Board pursuant to subsection 6.1(d) below, JFI II shall only be entitled to designate two members of the Board; and provided further that if such Substitute Designator ceases to be entitled to designate a member of the Board pursuant to subsection 6.1(d) below, JFI II shall again be entitled to designate three members of the Board. If any of the JFI II Designees shall resign or otherwise fail, decline or cease to serve, then JFI II may designate a replacement. The right to designate one or more members of the Board set forth in this subsection 6.1(b) may be transferred, in whole or in part, to a Transferee of Securities.

                  (c) Each Securityholder agrees that it will vote all Securities owned by it so as to elect to the Board three members designated by Rhine (the "Rhine Designees"); provided that if any Additional Substitute Designator becomes entitled to designate a member of the Board pursuant to subsection 6.1(e) below, Rhine shall only be entitled to designate two members of the Board; and provided further that if such Additional Substitute Designator ceases to be entitled to designate a member of the Board pursuant to subsection 6.1(e) below, Rhine shall again be entitled to designate three members of the Board. If any of the Rhine Designees shall resign or otherwise fail, decline or cease to serve, then Rhine may designate a replacement. The right to designate one or more members of the Board set forth in this subsection 6.1(c) may be transferred, in whole or in part, to a Transferee of Securities.

                  (d) For so long as any Person who is not a Securityholder on the date hereof who becomes a Securityholder pursuant to a merger, stock purchase or other form of transaction and as a result of such transaction such Person holds as of any date of determination an aggregate number of shares of Common Stock equal to at least 10% of the aggregate number of issued and outstanding shares of Common Stock as of such date of determination (a "Substitute Designator"), each Securityholder agrees that it will vote all Securities owned by it so as to elect to the Board one member designated by the Substitute Designator. If any such designee shall resign or otherwise fail, decline or cease to serve, the Substitute Designator may designate a replacement. No person designated hereunder may be a Competitor. The right to designate a member of the Board set forth in this subsection 6.1(d) shall not be transferable. Notwithstanding anything to the contrary contained herein, a Person can only become a Substitute Designator in connection with the first material merger, stock purchase or other form of transaction consummated by the Company after the date hereof.

                  (e) For so long as any Person that is neither a Securityholder as of the date hereof nor the Substitute Designee who becomes a Securityholder pursuant to a merger, stock purchase or other form of transaction and as a result of such transaction such Person holds as of any date of determination an aggregate number of shares of Common Stock equal to at least 10% of the aggregate number of issued and outstanding shares of Common Stock as of such date of determination (the "Additional Substitute Designator"), each Securityholder agrees that it will vote all Securities owned by it so as to elect to the Board one member designated by the Additional Substitute Designator. If any such designee shall resign or otherwise fail, decline or cease to serve, the Additional Substitute Designator may designate a replacement. No person designated hereunder may be a Competitor. The right to designate a member of the Board set forth in this subsection 6:I(e) shall not be transferable. Notwithstanding anything to the contrary contained herein, a Person can only become an Additional Substitute Designator in connection with the second material merger, stock purchase or other form of transaction consummated by the Company after the date hereof.

                  (f) Each Securityholder agrees that it will vote all Securities owned by it so as to elect any member of management entitled pursuant to his or her management agreement to a seat on the Board.

                  (g) Whenever a Securityholder is entitled to designate a member of the Board, (x) such Securityholder may instead designate an observer to attend meetings of the Board and (y) such Securityholder's designee shall also sit on (I) any executive or similar committee of the Board to which is delegated a substantial portion of the Board's responsibilities and (II) any board or committee of the board of any Subsidiary which exercises comparable responsibilities.

                  (h) Reasonably promptly after the date hereof, the Board shall have 7 members, unless increased by the Board. Except as otherwise provided in subsections 6.1(b) and 6.1(c), if any Securityholder or group of Securityholders entitled to designate one or more members of the Board hereunder ceases to qualify so to designate one or more of such members, then, unless the right to designate such member or members has been transferred in accordance herewith, the Securityholders, voting as a class in proportion to the Common Securities they hold, shall be entitled to designate one or more directors to fill the Board seat or seats formerly filled by such designees of such Securityholder.

                  (i) The Board shall take appropriate steps to ensure that any confidential information in the possession of the Company or the Board shall be used only for Company purposes and not for any other purpose. Such steps may include without limitation the establishment of Board procedures designed to prevent access by any Competitor or its representatives to any such confidential information.

                  (j) Each Securityholder grants to the Company an irrevocable proxy to vote such Securityholder's Securities in accordance with the terms of this Section 6.1.

         SECTION 6.2 REMEDIES

         The Company and the Securityholders acknowledge and agree that in the event of any breach of this Agreement by any one of them, the Company or the relevant Securityholder or Securityholders, as the case may be, would be irreparably harmed and could not be made whole by monetary damages. The Company and the Securityholders accordingly agree (i) to waive the defense in any action for specific performance that a remedy at law would be adequate and (ii) that the Company and the Securityholders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

         SECTION 6.3 RIGHTS AND OBLIGATIONS OF TRANSFEREES; NEW ISSUANCES

         Notwithstanding anything to the contrary contained herein, and without limiting the provisions of Article II, any Transfer of Securities in which the Transferee fails to comply with this Section 6.3 shall be null and void.

                  (a) Upon Transfer of any Securities by any Additional Securityholder or Management Securityholder to a Permitted Transferee, such Permitted Transferee shall (i) execute and deliver to the Company an agreement to be bound by this Agreement reasonably satisfactory in form and substance to the Company and (ii) have all of the rights and be bound by all of the obligations hereunder of an Additional Securityholder or Management Securityholder, as the case may be.

                  (b) Upon Transfer of any Securities by any Founder to a Permitted Transferee, such Permitted Transferee shall (i) execute and deliver to the Company an agreement to be bound by this Agreement reasonably satisfactory in form and substance to the Company and (ii) have all of the rights and be bound by all of the obligations hereunder of such Founder.

                  (c) Any Transferee (other than a Permitted Transferee) of an Additional Securityholder or Management Securityholder, as the case may be, shall (i) execute and deliver to the Company an agreement to be bound by this Agreement reasonably satisfactory in form and substance to the Company and (ii) have all of the rights and be bound by all of the obligations hereunder of an Additional Securityholder or Management Securityholder, as the case may be, except that (i) no such transferee shall have any right to designate members of the Board pursuant to Section 6.1 and (ii) no such transferee of Securities pursuant to a Transfer under subsection 3.1(a) or 3.1(b) shall have any rights under subsection 3.1(b).

                  (d) Any Transferee (other than a Permitted Transferee) of any Founder shall (i) execute and deliver to the Company an agreement to be bound by this Agreement reasonably satisfactory to the Company and (ii) be bound by all of the obligations of such Founder hereunder and have only those rights of such Founder hereunder as such Founder shall determine in its sole discretion, except that (A) no such Transferee shall have any obligation under subsection 3.1(b), (B) any such Transferee will be subject to the obligations of an Additional Securityholder under subsection 3.I(a) and (C) such Transferee shall have no rights to compel a sale under subsection 3.1(a).

                  (e) Notwithstanding anything to the contrary contained herein, a Transferee in a Public Transfer shall not have any rights or obligations under this Agreement with respect to the Securities Transferred.

                  (f) In the event Securities are issued by the Company to a Securityholder at any time during the term of this Agreement, such Securities shall, as a condition to such issuance, become subject to the terms and provisions of this Agreement as Securities hereunder. In the event Securities are issued by the Company to Subsequent Additional Securityholders, such Subsequent Additional Securityholders shall be required to execute an agreement to be bound by this Agreement as Additional Securityholders. In the event Securities are issued by the Company to Additional Management Securityholders, such Additional Management Securityholders shall be required to execute an agreement to be bound by this Agreement as a Management Securityholder. In the event Securities are issued by the Company to other parties, such parties shall be required to execute an agreement to be bound by this Agreement and shall receive the rights hereunder deemed appropriate by the Company.

         SECTION 6.4 SPOUSAL CONSENT

         Each Securityholder who is married as of the date hereof represents and warrants that he or she shall deliver to the Company reasonably promptly after the date hereof a separate consent and agreement executed by his or her spouse in a form reasonably acceptable to the Company (a "Spousal Consent"). Additionally, to the extent not previously delivered and if requested by the Company, each Securityholder who is an individual shall cause his or her spouse, as applicable, to execute and deliver a Spousal Consent. The signature of a spouse on a Spousal Consent shall not be construed as making such spouse a securityholder of the Company or a party to this Agreement except as may otherwise be set forth in such consent. Each Securityholder who is an individual will certify his or her marital status to the Company at the Company's request.

         SECTION 6.5 SUCCESSORS AND ASSIGNS

         Subject to Section 6.3, this Agreement, and alt obligations and rights hereunder, shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         SECTION 6.6 NO WAIVERS; AMENDMENTS

                  (a) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  (b) This Agreement may be amended or modified only by a writing signed by each of (i) the Company, (ii) each of the Founders, (iii) Additional Securityholders holding at least 35% of the aggregate number of Securities held by all Additional Securityholders, and (iv) Management Securityholders holding at least 25% of the Securities then held by all Management Securityholders on a fully diluted basis; provided that no amendment that materially and adversely affects a particular Securityholder without similarly affecting similarly situated Securityholders may be made without the consent of such Securityholder.

                  (c) Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed by the party against whom the enforcement of such waiver is sought.

         SECTION 6.7 NOTICES

         All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

         (1)      if to the Company:

                  Accent Semiconductor Technologies, Inc.
                  520 Clyde Avenue
                  Mountain View, CA 94043
                  Attn: President Telecopy:
                  (510) 623-8340

         (2)      if to Additional Securityholders:

                  The addresses set forth on Schedule I.

         (3)      if to any Management Securityholder:

                  The addresses set forth on Schedule II.

         (4)      if to JFI II:

                  JFI II, L.P.
                  c/o Joost Enterprises Corporation
                  555 California Street, Suite 5180
                  San Francisco, CA 94104
                  Attn: Peter M. Joost
                  Telecopy: (415) 781-2200

         (5)      if to Joost:

                  Peter M. Joost
                  c/o Joost Enterprises Corporation
                  555 California Street, Suite 5180
                  San Francisco, CA 94104
                  Attn: Peter M. Joost
                  Telecopy: (415) 781-2200

         (6)      if to Rhine:

                  Bruce C. Rhine
                  Martha H. Rhine
                  44745 Aguila Terrace
                  Fremont, CA 94539
                  Attention: Bruce C. Rhine
                  Telecopy: (510) 623-8340

         (7)      if to Rhine Trust:

                  David Johnson, Trustee
                  The Rhine Childrens' Family Trust
                  c/o Rutgers Organics Corporation
                  201 Struble Road
                  State College, PA 16801
                  Attention:  David Johnson, Trustee
                  Telecopy: (814) 238-1567

         (8)      if to Bio-Rad:

                  Bio-Rad Laboratories, Inc.
                  1000 Alfred Nobel Drive
                  Hercules, California 94547
                  Attention: Sanford S. Wadler, Esq.
                  Telecopy: (510) 741-5815

or to such other address or telecopy number and with such other copies, as such party may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and evidence of receipt is received or (ii) if given by any other means, upon delivery or refusal of delivery at the address specified in this
Section 6.7.

         SECTION 6.8 INSPECTION

         So long as this Agreement shall be in effect, this Agreement and any amendments hereto shall be made available for inspection by any Securityholder at the principal offices of the Company.

         SECTION 5.9 GOVERNING LAW

         This Agreement, the legal relations between the parties and any action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or in connection with or in respect of this Agreement, including but not limited to the negotiation, execution, interpretation, coverage, scope, performance, breach, termination, validity, or enforceability of this Agreement, shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State and without regard to conflicts of law doctrines, except to the extent that certain matters are preempted by federal law or are governed as a matter of controlling law by the law of the jurisdiction of organization of the respective parties. Each party hereby irrevocably submits to and accepts for itself and its properties, generally and unconditionally, the non-exclusive jurisdiction of the United States District Court for the Northern District of California or any state court sitting in the City of San Francisco (and of the appropriate appellate courts) with respect to any action seeking to enforce any provision of, or based on any matter arising out of or in connection with this Agreement or any of the transactions contemplated hereby, and each of the parties hereby waives any defense of forum non conveniens and any objection to venue laid therein and agrees to be bound by any judgment rendered thereby arising under, out of, in respect of or in connection with this Agreement. Each party further irrevocably accepts for itself and its properties, generally and unconditionally, service of process pursuant to the laws of the State of California and the rules of its courts, and designates and appoints the individuals identified in or pursuant to Section 6.7 hereof to receive notices on its behalf, such service being hereby acknowledged to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to the designated agent of each party at its address provided in Section 6.7; provided that, unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of the service of such process. If any agent so appointed refuses to accept service, the designating party hereby agrees that service of process sufficient for personal jurisdiction in any action against it in the applicable jurisdiction may be made by registered or certified mail, return receipt requested, to its address provided in Section 6.7. Each party hereby acknowledges that such service shall be effective and binding in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any party to bring any action or proceeding against the other party in any other jurisdiction, except to the extent expressly otherwise provided in this Section.

         SECTION 6.10 CAPTIONS

         The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         SECTION 6.11 ENTIRE AGREEMENT

         This Agreement and the other agreements relating to the Transaction constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties any rights or remedies hereunder.

         SECTION 6.12 SEVERABILITY

         Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdictions; it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

         SECTION 6.13 COUNTERPARTS

         This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

         SECTION 6.14 WAIVER OF JURY TRIAL

         EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 6.15 FURTHER ASSURANCES

         After the date hereof, each party hereto shall take such other actions as the other parties may reasonably request to consummate or implement the transactions contemplated hereby or to evidence such events or matters.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                           ACCENT SEMICONDUCTOR TECHNOLOGIES, INC.

                           By: /s/
                               -------------------------------------------------
                           Name: Bruce C. Rhine
                           Title: President & CEO

                           JFI II, L.P.

                           By: Joost Enterprises Corporation, its General
                               Partner

                           By: /s/
                               -------------------------------------------------
                               Name: Peter M. Joost
                               Title: President

                            /s/
                           -----------------------------------------------------
                           Peter M. Joost

                            /s/
                           -----------------------------------------------------

                           Bruce C. Rhine

                            /s/
                           -----------------------------------------------------

                           Martha H. Rhine

                           DAVID JOHNSON, AS TRUSTEE OF THE RHINE 2000
                           CHILDREN'S TRUST DATED JUNE 12, 2000

                            /s/
                           -----------------------------------------------------
                           By: David Johnson,
                               as Trustee and not individually

                           BIO-RAD LABORATORIES, INC.

                           By:  /s/
                               -------------------------------------------------
                           Name: Sanford S. Wadler
                           Title: Vice President and General Counsel

                           FSC CORP.

                           By:  /s/
                               -------------------------------------------------
                           Name: Mary Joseph Reilly
                           Title: Director

                                   SCHEDULE I

                       INITIAL ADDITIONAL SECURITYHOLDERS

                                     Common Stock:    Preferred Stock

FSC Corp.                            2,844 shares     271.56 shares
75 Federal Street
Boston, MA 02110
Attention: ____________________
Telecopier: ___________________

SCHEDULE I                                                                PAGE 1

                                   SCHEDULE II

                       INITIAL MANAGEMENT SECURITY HOLDERS

         None.

SCHEDULE II                                                               PAGE 1

                                  SCHEDULE III

                               REGISTRATION RIGHTS

         The following registration rights provisions shall be applicable in any of the circumstances in which they are referenced in Article III of the Securityholders Agreement.

SECTION 1. DEFINITIONS

         Capitalized terms used herein without definition have the meanings assigned to such terms in the Securityholders Agreement dated as of July 28, 2000 (the "Securityholders Agreement") among Accent Semiconductor Technologies, Inc., a Delaware corporation, JFI II, L.P. ("JFI II"), Peter M. Joost ("Joost"), Bruce C. Rhine and Martha H. Rhine, as joint tenants with a right of survivorship (collectively, "Rhine"), David Johnson, Trustee, The Rhine Childrens' Family Trust dated June 12, 2000 ("Rhine Trust"), Bio-Rad Laboratories Inc. ("Bio-Rad") and the entities and individuals listed on Schedules I and II annexed thereto, of which this Schedule III is a part. As used in this Schedule III, the following terms shall have the following meanings:

         "Demand Registration" has the meaning set forth in Section 2A(i).

         "Demand Request" has the meaning set forth in Section 2A(i).

         "Excess Amount" means the portion of the Registrable Securities requested by all holders to be sold pursuant to Section 2A or Section 2B which the managing Underwriter or Underwriters determines exceeds the largest number of Registrable Securities which can successfully be sold in an orderly manner in such offering within a price range reasonably acceptable to the Initiating Holder requesting such registration in the case of a Demand Registration or by the Company or the Initiating Holder commencing such registration in the case of a Piggyback Registration.

         "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

         "Initial Public Offering" has the meaning set forth in Section 2A(i).

         "Initiating Holder" means (i) JFI until such time as it shall have requested and there shall have been prosecuted to effectiveness at its request three (3) Demand Registrations, (ii) Joost until such time as it shall have requested and there shall have been prosecuted to effectiveness at its request one (1) Demand Registration, (iii) Rhine until such time as it shall have requested and there shall have been prosecuted to effectiveness at its request three (3) Demand Registrations, (iv) Rhine Trust until

SCHEDULE III PAGE 1 such time as it shall have requested and there shall have been prosecuted to effectiveness at its request one (1) Demand Registration, or (v) Bio-Rad until such time as it shall have requested and there shall have been prosecuted to effectiveness at its request two (2) Demand Registrations.

         "Piggy-Back Registration" has the meaning set forth in Section 2B.

         "Prospectus" means any Prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by any Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

         "Registrable Securities" means any shares of Common Stock of the Company (i) held by Securityholders and (ii) which Securityholders have a current right to receive; provided, however, that shares of Common Stock of the Company shall cease to be Registrable Securities upon any sale thereof pursuant to an effective Registration Statement or under Rule 144, and provided, further, that shares of Common Stock of the Company described in clauses (i) or (ii) above shall cease to be Registrable Securities at such time as those shares become eligible for sale under Rule 144(k) or for so long as such shares may be offered or sold pursuant to Rule 144 in any 90-day period.

         "Registration Statement" means any Registration Statement and any additional Registration Statement, including (in each case) the Prospectus, amendments and supplements to such Registration Statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such Registration Statement to be filed pursuant to the terms of this Schedule III.

         "Rule 144" means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

         "Rule 158" means Rule 158 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

         "Rule 415" means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

SCHEDULE III                                                              PAGE 2

         "SEC" means the Securities and Exchange Commission or its successors.

         "Securities Act" means the Securities Act of 1933, as amended, and any successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

         "Underwriter" means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer's market-making activities.

         "Underwritten Offering" means a registration in connection with which securities of the Company are sold to an underwriter for reoffering to the public pursuant to an effective Registration Statement.

SECTION 2. DEMAND AND PIGGY-BACK REGISTRATIONS

         A.       DEMAND REGISTRATIONS

                  (i) At any time and from time to time on or after the earlier of (i) the date which is six months following the closing of the first registered public offering of the Company resulting in gross proceeds of at least $35,000,000 to the Company (the "Initial Public Offering") and (ii) July 28, 2005, an Initiating Holder may make a written request to the Company (a "Demand Request") for registration under the Securities Act of all or part of the Registrable Securities held by such Initiating Holder and its Affiliates and Permitted Transferees (a "Demand Registration"); provided that the Registrable Securities requested to be registered shall, on the date such request is delivered, have an aggregate market value of $10,000,000 (before calculation of underwriting discounts and commissions; provided that, in the event the Company has not consummated an Initial Public Offering, the market value of Registrable Securities requested to be registered shall be determined by an investment banker with a national reputation reasonably acceptable to Company and the applicable Initiating Holder). Such request will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof.

                  (ii) The Company shall give written notice of such Demand Request to all Securityholders in accordance with Section 2B and the Company shall use its reasonable best efforts to cause a Registration Statement on Form S-3 under the Securities Act (or any comparable or successor form permitting resale of securities on a continuous or delayed basis pursuant to Rule 415), or, if the Company is ineligible to use Form S-3, on another appropriate form, for the resale of such Registrable Securities as may be requested to be included therein by the Initiating Holder and its Affiliates and any Persons exercising piggy-back rights under Section 2B, to be filed

SCHEDULE III PAGE 3 with the SEC not later than 60 days (or 120 days, in the case of a Demand Request with respect to the first registered public offering of the Company) after receipt of a Demand Request. The Company shall use its reasonable best efforts to cause any such Registration Statement to be declared effective by the SEC as promptly as practicable after such filing.

                  (iii) If the Initiating Holder so elects, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering. The Company shall select one or more nationally recognized firms of investment bankers, reasonably acceptable to the Initiating Holder, to act as the managing Underwriter or Underwriters in connection with such Underwritten Offering.

         B.       PIGGY-BACK REGISTRATIONS

         If at any time the Company shall determine to register for its own account or the account of others under the Securities Act (other than in connection with the Initial Public Offering but including a Demand Registration) any Registrable Securities (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC)), then the Company shall (a) promptly give written notice of such proposed filing to the Securityholders (but in no event less than 30 days before the anticipated filing date), and (b) such notice shall offer such Securityholders the opportunity to register such number of shares of Registrable Securities as each such Securityholder may request in writing within 15 days of receipt of such notice (which request shall specify the Registrable Securities intended to be disposed of by such Securityholder and the intended method of distribution thereof) (a "Piggy-Back Registration"). The Company shall use reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company or the Initiating Holder included therein to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Subject to Section 2C(ii), any Securityholder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of its request to withdraw within 10 days of its request for inclusion. To the extent the related registration statement was filed by the Company for its own account, the Company may withdraw such registration at any time prior to the time it becomes effective.

         C.       REDUCTION IN OFFERING

                  (i) Notwithstanding anything contained herein, if the managing Underwriter or Underwriters of an offering described in Section 2A or 2B determine

SCHEDULE III PAGE 4 that the size of the offering that the Company, Securityholders and/or other Persons intend to make is such that the success of the offering would be materially adversely affected by inclusion of the Registrable Securities requested to be included, then (i) with respect to a Demand Registration, the Company shall not include in such registration an amount of Registrable Securities requested to be included in such offering by all holders (other than the Initiating Holder and its Affiliates and Permitted Transferees) equal to the Excess Amount (such reduction to be allocated first pro rata among holders other than Securityholders, if any, and next pro rata among Securityholders seeking to exercise their piggy-back rights, in each case according to the number of Registrable Securities requested for inclusion) and (ii) with respect to a Piggy-Back Registration (that does not also constitute a Demand Registration), the Company shall not include in such registration an amount of Registrable Securities requested to be included in such offering by all holders equal to the Excess Amount (such reduction to be allocated pro rata among all holders seeking to exercise their piggy-back rights according to the number of Registrable Securities requested for inclusion).

                  (ii)     If, as a result of the proration provisions of
Section 2C(i), any Securityholder shall not be entitled to include all Registrable Securities in a Piggy-Back Registration that such Securityholder has requested to be included, such Securityholder may elect to withdraw his request to include Registrable Securities in such registration; provided however, that such election shall be irrevocable and, after making such election, a Securityholder shall no longer have any right to include Registrable Securities in the registration as to which such election to withdraw was made.

SECTION 3. SUSPENSION OF OBLIGATIONS UNDER CERTAIN CIRCUMSTANCES

         Notwithstanding anything to the contrary contained herein, the Company may, by written notice to each Securityholder, suspend for up to 180 consecutive days (the period of any such suspension, the "Suspension Period") the filing of a Registration Statement or the right of all Securityholders to sell Registrable Securities pursuant to an effective Registration Statement if the board of directors of the Company determines in good faith that such suspension is in the best interests of the Company; provided that the number of days in all such periods of suspension pursuant to this Section 3 in any consecutive twelve months shall not exceed 180 days in the aggregate.

SECTION 4. REGISTRATION PROCEDURES

         Whenever any holder has requested that any Registrable Securities be registered pursuant to this Schedule III, the Company shall use its reasonable best

SCHEDULE III PAGE 5 efforts to effect the registration of such Registrable Securities and in furtherance thereof the Company shall:

         A. (i) prepare and file with the SEC such amendments, including post-effective amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities until the holder or holders have completed the distribution described in such Registration Statement; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (including, among other things, as a result of any change or changes after the effective date of the Registration Statement in the plan of distribution contemplated by the holders), and as so supplemented or amended to be filed pursuant to Rule 424 promulgated under the Securities Act (or any similar provisions then in force); (iii) respond as promptly as possible to any comments received from the SEC with respect to each Registration Statement or any amendment thereto and as promptly as possible provide the holders true and complete copies of all correspondence from and to the SEC relating to the Registration Statement; provided, however, that any information for which the Company requests confidential treatment from the SEC shall be kept confidential by the holders, unless (A) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (B) disclosure of such information, in the opinion of counsel to such holders, is required by law; (C) such information becomes generally available to the public other than as a result of a disclosure or negligent failure to safeguard by such holders; or (D) such information becomes available to such holders from a source other than the Company and such source is not known by such holders to be bound by a confidentiality agreement with the Company; and (iv) comply in all material respects with the provisions of the Exchange Act with respect to the disposition of all Registrable Securities covered by each Registration Statement in accordance with the intended methods of disposition by the holders as set forth in the Registration Statement as so amended or in such Prospectus as so supplemented;

         B. furnish to the holders of Registrable Securities to be sold, their counsel and any managing underwriters, copies of all such documents proposed to be filed, which documents (other than those incorporated by reference) will be subject to the review of such holders, their counsel and such managing underwriters, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to such holders and such underwriters, to conduct a reasonable due diligence investigation within the meaning of the Securities Act;

         C. notify the holders of Registrable Securities to be sold, and any managing underwriters as promptly as possible (and in the case of (i), below, not less

SCHEDULE III PAGE 6 than five (5) Business Days prior to such filing) and confirm such notice in writing no later than one (1) Business Day following the day:

                  (i) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed;

                  (ii) when the SEC notifies the Company whether there will be a "review" of a Registration Statement and whenever the SEC comments in writing on such Registration Statement;

                  (iii) with respect to each Registration Statement or any post-effective amendment, when the same has become effective;

                  (iv) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to each Registration Statement or Prospectus or for additional information;

                  (v) of the issuance by the SEC of any stop order suspending the effectiveness of each Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose;

                  (vi) if at any time any of the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated hereby in connection with the registration of Registrable Securities ceases to be true and correct in all material respects;

                  (vii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and

                  (viii) of the occurrence of any event that makes any statement made in any Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         D. use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification)

SCHEDULE III PAGE 7 of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

         E. if requested by any managing underwriter of Registrable Securities to be sold in connection with an Underwritten Offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the Company reasonably agrees should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this Section 4E that would (x) in the opinion of counsel for the Company, violate applicable law or not be required to be taken by applicable securities laws or (y) be detrimental to the business prospects of the Company;

         F. furnish to each holder of Registrable Securities to be sold, and any managing underwriters, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC;

         G. promptly deliver to each holder of Registrable Securities to be sold, and any underwriters, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such Persons may reasonably request;

         H. use its reasonable best efforts to register or qualify or cooperate with the selling holders, any underwriters and their counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling holder or underwriter requests in writing, to keep each such registration or qualification (or exemption therefrom) effective until the holder or holders have completed the distribution of such Registrable Securities and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject;

SCHEDULE III                                                              PAGE 8

         I. cooperate with the selling holders and any managing underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such managing underwriters or selling holders may request at least two Business Days prior to any sale of Registrable Securities pursuant to such Registration Statement;

         J. upon the occurrence of any event contemplated by Section 4C(viii) of this Schedule III, as promptly as reasonably practicable, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other document required to be filed in connection therewith so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         K. use its reasonable best efforts to cause all Registrable Securities relating to each Registration Statement to be listed on the securities exchange, quotation market or over-the-counter bulletin board (i) in the case of the Initial Public Offering, recommended by the managing Underwriters as that which is reasonable under the circumstances in order to optimize the liquidity and value of the Common Stock of the Company or (ii) following the Initial Public Offering, on which Common Stock of the Company is then listed;

         L. enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings) and take all such other actions in connection therewith (including those reasonably requested by any managing underwriters in order to expedite or facilitate the disposition of such Registrable Securities, and whether or not an underwriting agreement is entered into) to:

                  (i) make such representations and warranties to such selling holders and such underwriters as are customarily made by issuers to underwriters in underwritten public offerings, and confirm the same if and when requested;

                  (ii) in the case of an Underwritten Offering, obtain and deliver copies thereof to the managing underwriters, if any, of opinions of counsel to the Company and updates thereof addressed to each such underwriter, in form, scope and substance reasonably satisfactory to any such managing

SCHEDULE III PAGE 9 underwriters and counsel to the selling holders covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such counsel and underwriters;

                  (iii) immediately prior to the effectiveness of each Registration Statement, and, in the case of an Underwritten Offering, at the time of delivery of any Registrable Securities sold pursuant thereto, obtain and deliver copies to the selling holders and the managing underwriters, if any, of "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any Affiliate of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in any such Registration Statement), addressed to each selling holder and each of the underwriters, if any, in form and substance as are customary in connection with Underwritten Offerings;

                  (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the selling holders and the underwriters, if any, than those set forth in Section 7A of this Schedule III (or such other provisions and procedures acceptable to the managing underwriters, if any); and

                  (v) deliver such documents and certificates as may be reasonably requested by the selling holders, their counsel and any managing underwriters to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

         M. comply in all material respects with all applicable rules and regulations of the SEC and make generally available to its security holders an earnings statement covering a period of twelve months beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

         N. make available executive officers of the Company for participation in a reasonable number of "road show" and other investor presentations requested by the holders selling Registrable Securities in an Underwritten Offering; and

         O. make available for inspection by the Initiating Holder, any representative of such Initiating Holder, any underwriter participating in any disposition of Registrable Securities, and any attorney or accountant retained by such

SCHEDULE III                                                             PAGE 10

Initiating Holder or underwriters, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors, agents and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such Initiating Holder, representative, underwriter, attorney or accountant in connection with each Registration Statement; provided, however, that any information that is determined in good faith by the Company in writing to be of a confidential nature at the time of delivery of such information shall be kept confidential by such Persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (ii) disclosure of such information, in the opinion of counsel to such Person, is required by law; (iii) such information becomes generally available to the public other than as a result of a disclosure or negligent failure to safeguard by such Person; or (iv) such information becomes available to such Person from a source other than the Company and such source is not known by such Person to be bound by a confidentiality agreement with the Company.

SECTION 5. SECURITYHOLDER COVENANTS

         Each Securityholder hereby covenants and agrees that:

         A. it will not sell any Registrable Securities under any Registration Statement until it has received notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective;

         B. it and its officers, directors and Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to a Registration Statement;

         C. by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 4C(iv), (v), (vi), (vii) and (viii) of this Schedule III or the initiation of a Suspension Period, such holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until the holder is advised in writing by the Company that the use of the applicable Prospectus may be resumed or that the Suspension Period has terminated, as applicable;

         D. if an underwriting agreement is entered into, the same shall contain indemnification provisions no less favorable to the Company and the underwriters, if any, than those set forth in Section 7.B;

SCHEDULE III                                                             PAGE 11

         E. The Company may require each selling holder to furnish to the Company information regarding such holder and the distribution of such Registrable Securities as is required by law to be disclosed in each Registration Statement, and the Company may exclude from such registration the Registrable Securities of any such holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. If the Registration Statement refers to any holder by name or otherwise as the holder of any securities of the Company, then such holder shall have the right to require (if such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force) the deletion of the reference to such holder in any amendment or supplement to each Registration Statement filed or prepared subsequent to the time that such reference ceases to be required; and

         F. it will not effect any sale or distribution of Registrable Securities, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during the 14 days prior to, and during the 180-day period beginning on, the effective date of the registration statement filed by the Company (except as part of such registration) if, and to the extent, requested by the managing Underwriter or Underwriters in the case of an underwritten public offering.

SECTION 6. REGISTRATION EXPENSES

         All fees and expenses of the Company and any holder incident to the performance of or compliance with this Schedule III shall be borne by the Company whether or not pursuant to an Underwritten Offering and whether or not any Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to any Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any securities exchange or market on which Registrable Securities are required hereunder to be listed and (B) in compliance with state securities or Blue Sky laws, including, without limitation, fees and disbursements of counsel engaged by Company in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriters shall request, if any); (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any; (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company; (v) Securities Act liability insurance, if the Company so desires such insurance; (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Schedule III; and (vii) all internal expenses of the Company

SCHEDULE III PAGE 12 incurred in connection with the consummation of the transactions contemplated by this Schedule III, including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder (all such expenses being referred to herein as "Registration Expenses"); provided, however, in no event shall Registration Expenses include any underwriting discounts, commissions, or fees attributable to the sale of the Registrable Securities or any counsel, accountants or other persons retained by the holders in connection with the consummation of the transactions contemplated by this Schedule III.

SECTION 7. INDEMNIFICATION AND CONTRIBUTION

         A.       INDEMNIFICATION BY THE COMPANY

         The Company will indemnify to the fullest extent permitted by law, each holder of Registrable Securities, each person who controls any such holder, (within the meaning of either the Securities Act or the Exchange Act), and their respective directors, officers, employees and agents against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof) and expenses (including reasonable attorneys' fees) arising out of or based on any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus (each as amended and/or supplemented, if the Company shall have furnished any amendments or supplements thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading; provided that the Company shall not be required to indemnify such holder, such controlling persons or their respective officers or directors for any losses, claims, damages, liabilities (or actions or proceedings in respect thereof) or expenses resulting from any such untrue or alleged untrue statement or omission or alleged omission if such untrue or alleged untrue statement or omission or alleged omission is made in reliance on and conformity with any information with respect to such holder or the underwriters furnished in writing to the Company by such holder expressly for use therein; provided, further, that the Company shall not be required to indemnify any holder to the extent that any such loss, claim, damage, liability (or actions or proceedings in respect thereof) or expense arises out of or is based upon an untrue or alleged untrue statement or omission or alleged omission made in any preliminary Prospectus if in the case of any offering other than an Underwritten Offering, (i) having previously been furnished by or on behalf of the Company with copies of the final Prospectus, such holder failed to send or deliver a copy of the final Prospectus with or prior to the delivery of written confirmation of the sale of the Registrable Securities by the holder to the person asserting the claim from which such loss, claim, damage, liability (or


SCHEDULE III PAGE 13 actions or proceedings in respect thereof) or expense arises and (ii) the final Prospectus would have corrected in all material respects such untrue statement or alleged untrue statement or omission or alleged omission; and provided, further, that the Company shall not be required to indemnify any holder to the extent that any such loss, claim, damage, liability (or actions or proceedings in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, omission or alleged omission in the Prospectus if (x) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in all material respects in an amendment or supplement to the Prospectus and (y) in the case of any offering other than an Underwritten Offering, having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such holder thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or concurrently with the sale of Registrable Securities. In connection with an Underwritten Offering, the Company agrees to indemnify, each underwriter thereof, the officers and directors of such underwriter, and each person who controls such underwriter (within the meaning of either the Securities Act or Exchange Act) to the same extent as provided above with respect to the indemnification of holders; provided that such underwriter agrees to indemnify the Company to the same extent as provided below with respect to the indemnification of the Company by such holders.

         B.       INDEMNIFICATION BY HOLDERS

         Each holder will, if Registrable Securities held by or issuable to such holder are included in the securities as to which registration is being effected, indemnify to the fullest extent permitted by law the Company, each Person who controls the Company within the meaning of the Securities Act, each of its directors, officers, employees and agents who sign the Registration Statement relating to such registration, each other such holder, each of such other holder's respective directors, officers, employees, agents and controlling persons, and any prospective underwriters against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof) and expenses (including reasonable attorneys' fees) arising out of or based on any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus (each as amended and/or supplemented, if the Company shall have furnished any amendments or supplements thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission is made in reliance upon and in conformity with information relating to such holder furnished to the Company in

SCHEDULE III PAGE 14 writing by such holder expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary Prospectus.

         C.       CONDUCT OF INDEMNIFICATION PROCEEDINGS

         In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7A or Section 7B of this Schedule III, such person (hereinafter called the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (hereinafter called the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the indemnified parties, such firm shall be designated in writing by all of the indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent will not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this Section 7C, the indemnifying party agrees that the indemnifying party shall be liable for any settlement of any proceeding effected without the indemnifying party's written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not either have reimbursed the indemnified party in accordance with such request or reasonably objected in writing, on the basis of the standards set forth herein, to the propriety of such reimbursement prior to the date of such settlement.

SCHEDULE III                                                             PAGE 15

No indemnifying party shall, without the prior written consent of the indemnified party (which will not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes as an unconditional term thereof a release of such indemnified party, from all liability on claims that are the subject matter of such proceeding.

         D.       CONTRIBUTION

         If the indemnification provided for in this Section 7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this
Section 7, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7C, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7D were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7D, no holder shall be required to contribute any amount in excess of the amount of the total net proceeds received by such holder from sales of the Registrable Securities sold by such holder pursuant to the offering that gave rise to such losses, claims, damages, liabilities or expenses. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SCHEDULE III                                                             PAGE 16

         If indemnification is available under this Section 7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 7A and 7B without regard to the relative fault of said indemnifying party, or indemnified party or any other equitable consideration provided for in this Section 7D.

SCHEDULE III                                                             PAGE 17